MID PENN BANCORP, INC.

Exhibit 99.1

Mid-Atlantic Custom Peer Group

Company	City	State	Company	City	State
1st Colonial Bancorp, Inc.	Collingswood	NJ	Elmer Bancorp, Inc.	Elmer	NJ
1st Constitution Bancorp	Cranbury	NJ	Embassy Bancorp, Inc.	Bethlehem	PA
1st Summit Bancorp of Johnstown, Inc.	Johnstown	PA	Emclaire Financial Corp.	Emlenton	PA
Absecon Bancorp	Absecon	NJ	Empire National Bank	Islandia	NY
Adirondack Trust Company	Saratoga Springs	NY	ENB Financial Corp	Ephrata	PA
Allegheny Valley Bancorp, Inc.	Pittsburgh	PA	Enterprise Financial Services Group, Inc	Allison Park	PA
American Bank Incorporated	Allentown	PA	Enterprise National Bank N.J.	Kenilworth	NJ
AmeriServ Financial, Inc.	Johnstown	PA	ES Bancshares, Inc.	Newburgh	NY
Annapolis Bancorp, Inc.	Annapolis	MD	Evans Bancorp, Inc.	Hamburg	NY
Apollo Bancorp, Inc.	Apollo	PA	Farmers and Merchants Bank	Upperco	MD
Ballston Spa Bancorp, Inc.	Ballston Spa	NY	Fidelity D & D Bancorp, Inc.	Dunmore	PA
Bancorp of New Jersey, Inc.	Fort Lee	NJ	First Bank	Hamilton	NJ
Bank of Akron	Akron	NY	First Bank of Delaware	Wilmington	DE
Bank of Utica	Utica	NY	First Community Financial Corporation	Mifflintown	PA
BCSB Bancorp, Inc.	Baltimore	MD	First Keystone Corporation	Berwick	PA
Berkshire Bancorp Inc.	New York	NY	First National Bank of Groton	Groton	NY
Brunswick Bancorp	New Brunswick	NJ	First Resource Bank	Exton	PA
Calvin B. Taylor Bankshares, Inc.	Berlin	MD	Fleetwood Bank Corporation	Fleetwood	PA
Capital Bank of New Jersey	Vineland	NJ	FNB Bancorp, Inc.	Newtown	PA
Carrollton Bancorp	Columbia	MD	FNBM Financial Corporation	Minersville	PA
CB Financial Services, Inc.	Carmichaels	PA	FNBPA Bancorp, Inc.	Port Allegany	PA
CBT Financial Corporation	Clearfield	PA	Franklin Financial Services Corporation	Chambersburg	PA
CCFNB Bancorp, Inc.	Bloomsburg	PA	Frederick County Bancorp, Inc.	Frederick	MD
Cecil Bancorp, Inc.	Elkton	MD	Glen Burnie Bancorp	Glen Burnie	MD
Chesapeake Bancorp	Chestertown	MD	Glenville Bank Holding Company, Inc.	Scotia	NY
Citizens Financial Services, Inc.	Mansfield	PA	GNB Financial Services, Inc.	Gratz	PA
Citizens National Bank of Meyersdale	Meyersdale	PA	Gotham Bank of New York	New York	NY
Clarion County Community Bank	Clarion	PA	Greater Hudson Bank, National Association	Middletown	NY
CommerceFirst Bancorp, Inc.	Annapolis	MD	Hamlin Bank and Trust Company	Smethport	PA
Commercial National Financial Corporation	Latrobe	PA	Harbor Bankshares Corporation	Baltimore	MD
Community Bank of Bergen County	Maywood	NJ	Harford Bank	Aberdeen	MD
Community Bankers’ Corporation	Indiana	PA	Harvest Community Bank	Pennsville	NJ
Community First Bancorp, Inc.	Reynoldsville	PA	Herald National Bank	New York	NY
Community First Bank	Somerset	NJ	Highlands Bancorp, Inc.	Vernon	NJ
Community National Bank	Great Neck	NY	Hilltop Community Bancorp, Inc.	Summit	NJ
Community National Bank of Northwestern Pennsylvania	Albion	PA	Honat Bancorp, Inc.	Honesdale	PA
Community Partners Bancorp	Middletown	NJ	Hopewell Valley Community Bank	Pennington	NJ
Cornerstone Financial Corp.	Mount Laurel	NJ	Howard Bancorp, Inc.	Ellicott City	MD
Country Bank Holding Company, Inc.	New York	NY	IBW Financial Corporation	Washington	DC
County First Bank	La Plata	MD	Jeffersonville Bancorp	Jeffersonville	NY
Damascus Community Bank	Damascus	MD	Jonestown Bank and Trust Co.	Jonestown	PA
Delaware Bancshares, Inc.	Walton	NY	JTNB Bancorp, Inc.	Jim Thorpe	PA
Delhi Bank Corp.	Delhi	NY	Juniata Valley Financial Corp.	Mifflintown	PA
Delmar Bancorp	Salisbury	MD	Kinderhook Bank Corporation	Kinderhook	NY
Dimeco, Inc.	Honesdale	PA	Kish Bancorp, Inc.	Reedsville	PA
DNB Financial Corporation	Downingtown	PA	Landmark Bancorp, Inc.	Pittston	PA
Eagle National Bancorp, Inc.	Upper Darby	PA	Liberty Bell Bank	Marlton	NJ
Easton Bancorp, Inc.	Easton	MD	Luzerne National Bank Corporation	Luzerne	PA

MID PENN BANCORP, INC.

Exhibit 99.1 (continued)

Company	City	State	Company	City	State
Lyons Bancorp, Inc.	Lyons	NY	Turbotville National Bancorp, Inc.	Turbotville	PA
Madison National Bancorp Inc.	Hauppauge	NY	UNB Corporation	Mount Carmel	PA
Mainline Bancorp, Inc.	Ebensburg	PA	Union Bancorp, Inc.	Pottsville	PA
Manor Bank	Manor	PA	Unity Bancorp, Inc.	Clinton	NJ
Mars National Bank	Mars	PA	VSB Bancorp, Inc.	Staten Island	NY
Mauch Chunk Trust Financial Corp.	Jim Thorpe	PA	West Milton Bancorp, Inc.	West Milton	PA
Mid Penn Bancorp, Inc.	Millersburg	PA	Woodlands Financial Services Company	Williamsport	PA
Mifflinburg Bank & Trust Company	Mifflinburg	PA
MNB Corporation	Bangor	PA
Muncy Bank Financial, Inc.	Muncy	PA
National Bank of Coxsackie	Coxsackie	NY
National Capital Bank of Washington	Washington	DC
Neffs Bancorp, Inc.	Neffs	PA
New Jersey Community Bank	Freehold	NJ
New Millennium Bank	New Brunswick	NJ
New Tripoli Bancorp, Inc.	New Tripoli	PA
New Windsor Bancorp, Inc.	New Windsor	MD
Northumberland Bancorp	Northumberland	PA
Norwood Financial Corp.	Honesdale	PA
Old Line Bancshares, Inc.	Bowie	MD
Orange County Bancorp, Inc.	Middletown	NY
Parke Bancorp, Inc.	Sewell	NJ
Pascack Bancorp, Inc.	Westwood	NJ
Patapsco Bancorp, Inc.	Dundalk	MD
Penn Bancshares, Inc.	Pennsville	NJ
Penns Woods Bancorp, Inc.	Williamsport	PA
Penseco Financial Services Corporation	Scranton	PA
Peoples Bancorp, Inc.	Chestertown	MD
Peoples Financial Services Corp.	Hallstead	PA
Peoples Limited	Wyalusing	PA
PSB Holding Corporation	Preston	MD
Putnam County National Bank of Carmel	Carmel	NY
QNB Corp.	Quakertown	PA
Regal Bancorp, Inc.	Owings Mills	MD
Republic First Bancorp, Inc.	Philadelphia	PA
Rising Sun Bancorp	Rising Sun	MD
Riverview Financial Corporation	Halifax	PA
Royal Bancshares of Pennsylvania, Inc.	Narberth	PA
Rumson-Fair Haven Bank & Trust Co.	Rumson	NJ
Scottdale Bank & Trust Company	Scottdale	PA
Shore Community Bank	Toms River	NJ
Solvay Bank Corporation	Solvay	NY
Somerset Hills Bancorp	Bernardsville	NJ
Somerset Trust Holding Company	Somerset	PA
Steuben Trust Corporation	Hornell	NY
Stewardship Financial Corporation	Midland Park	NJ
Sussex Bancorp	Franklin	NJ
Tri-County Financial Corporation	Waldorf	MD